KeyOn Communications: Jonathan Snyder KeyOn Communications 402-998-4000	KeyOn Investors: Christiane Pelz Lippert/Heilshorn & Assoc. 415-433-3777 cpelz@lhai.com

KeyOn Communications Delivers Second Quarter Results
- Revenue Grows to $1.9 Million -
- Improves Operating Margin and EBITDA Margin -
- Subscriber Base Reaches 14,250 -

OMAHA, NE, Sept. 24, 2007 -- KeyOn Communications Holdings, Inc. (OTC Bulletin Board: KYCS), a provider of wireless broadband and voice over Internet protocol (VoIP) services in secondary and rural markets, reported financial results for its second quarter and six months ended June 30, 2007.

“KeyOn continues to strengthen its position as a leading wireless broadband provider,” stated Jonathan Snyder, president and CEO of KeyOn Communications. “In less than two years, we have completed three accretive asset acquisitions that expanded our footprint. Now, our service covers over 2.5 million people as well as small-to-medium businesses across 11 states. In the last 12 months, we have increased our subscriber base 115 percent to 14,250. This quarter, posting $1.9 million in revenue, we more than tripled revenue compared to the same quarter a year ago. Also, we successfully leveraged our scalable back-end operations, improving our operating margin by 19 percentage points from negative 73 percent to negative 54 percent for the second quarter of 2006 and the second quarter of 2007, respectively. EBITDA margin narrowed to negative 18 percent in the second quarter of 2007, representing an improvement of 15 percentage points from negative 33 percent in the second quarter of 2006. Additionally, in August we became a public company, thereby broadening our exposure to the investment community and increasing our access to capital.”

“Our twelve-month goal is to double our subscriber base and deliver continued, healthy revenue growth. Currently, our target markets are underserved with broadband penetration rates of approximately 25 percent compared to urban regions that average 44 percent, according to the Pew Internet & American Life Project. With our proven track record of making accretive asset purchases created by our economies of scale, we intend to pursue an aggressive acquisition strategy in addition to fostering organic growth. To augment this growth, we plan to introduce bundled offerings including extended VoIP services by mid-2008. Also, we are actively exploring WiMAX network build opportunities in and around our existing footprint. The market opportunity is broad, and we are driven to capture it. Finally, as we execute our strategy, we expect to continue to create operational efficiencies and cost savings by leveraging our existing, sophisticated operating support system and state-of-art network monitoring.”

Financial Highlights: Second Quarter 2007 Compared to Second Quarter 2006
•	Revenues were $1.9 million, over three times greater than second quarter 2006 revenues of $612,000, reflecting the increase in subscribers from acquisitions and organic growth.
•	Operating loss was $997,000 or negative 54 percent of revenue, compared to $447,000 or negative 73 percent of revenue.
•	Net loss was $1.1 million, or $0.07 per share, compared to $489,000, or $0.03 per share, assuming consummation of the company’s August 9, 2007 reverse merger and financing as of June 30 2007 and 2006.
•	Net cash used by operating activities improved 26 percent to $243,000, compared to $327,000.
•	EBITDA was negative $338,000 or negative 18 percent of revenue, compared to negative $202,000 or negative 33 percent of revenue.

Snyder continued, “In June, Annette Eggert joined KeyOn as Chief Financial Officer. She brings a wealth of financial and accounting experience as the controller for the Shared Services Group of Interpublic Group, a large global advertising agency, and from senior accounting positions at a large subsidiary of CommScope, Connectivity Solutions, a large telecommunications equipment manufacturer and distributor. Already, Annette is improving financial controls and procedures. We are excited to have her as a part of our team that strives to passionately deliver valuable broadband solutions that delight our customers.”

For the six months ended June 30, 2007, revenues were $3.4 million, more than double the $1.2 million for the six months ended June 30, 2006. For the six months ended June 30, 2007, net loss was $2.0 million, or $0.12 per share, compared to $877,000, or $0.05 per share for the six months ended June 30, 2006.

At June 30, 2007, the company had cash and cash equivalents of $323,000. Subsequent to quarter end and in conjunction with the reverse merger, the company raised $2.2 million on August 9th.

Conference Call

Management will conduct a conference call to review the results at 2:00 p.m. PT today, Monday, September 24, 2007. The call is being webcast and can be accessed at KeyOn Communication’s web site at www.keyon.com. The webcast will be available for 90 days. If you do not have Internet access, the telephone dial-in number is 617-847-8711 for domestic and international participants. Please dial in five to ten minutes prior to the beginning of the call at 2:00 p.m. PT (5:00 p.m. ET).The participant passcode is 95065454. A replay of the call will be available by dialing 617-801-6888 for domestic callers and international callers; enter access code 78943467. The telephone replay will be available through September 26, 2007.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, refers to EBITDA. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. Management believes they provide a more meaningful measure of quarter-over-quarter and year-over-year financial performance. A table reconciling generally accepted accounting principles (GAAP) amounts to adjusted figures are included at the end of this press release.

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings, Inc. (OTCBB: KYCS) provides wireless broadband services to small to midsized, generally less than 250,000 in population, rural and underserved markets. KeyOn offers its broadband services along with voice over Internet protocol (VoIP) and satellite video services to both residential and business subscribers across 11 Western and Midwestern states. Its network footprint spans 45,000 square miles and covers nearly 2,500,000 people as well as small-to-medium businesses. Since launching its wireless broadband service in 2003, KeyOn has successfully grown its subscriber base and is currently one of the largest wireless broadband companies in the United States. As part of its growth plan, the company intends to purchase spectrum licenses and opportunistically build mobile and/or nomadic WiMAX networks in and around our market footprint. For more information, visit our website at www.keyon.com or the websites of the company's wholly-owned subsidiaries at www.sirisonline.com and www.speednet.com.

Safe Harbor Statement

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. The company undertakes no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

- Tables to Follow -

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

ASSETS	2007	2006

CURRENT ASSETS:
Cash	$519,223	$4,690
Accounts receivable, less allowance for doubtful accounts	109,588	17,341
Prepaid expenses and other current assets	72,500	8,035
Total current assets	701,311	30,066

PROPERTY AND EQUIPMENT - Net	4,603,249	2,957,341

OTHER ASSETS
Goodwill	1,630,609	348,557
Subscriber base -net	914,405	135,963
Trademarks	16,667	-
Refundable deposits	74,827	65,619
Debt issuance costs - net	70,374	39,996
Other assets	-	36,761
Total other assets	2,706,882	626,896

TOTAL ASSETS	$8,011,442	$3,614,303

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Cash overdraft	$196,425	$63,860
Revolving line of credit	100,000	100,000
Loan payable to shareholder	-	160,000
Term loan payable	3,000,000	-
Current portion of notes payable	44,356	35,176
Current portion of notes payable to shareholders	25,000	1,085,999
Current portion of deferred rent liability	44,673	-
Current portion of capital lease obligations	681,867	461,679
Accounts payable and accrued expenses	1,093,287	613,186
Deferred revenue	486,620	31,196
Total current liabilities	5,672,228	2,551,096

LONG-TERM LIABILITIES
Deferred rent liability, less current maturities	228,824	-
Notes payable, less current maturities	211,357	128,736
Notes payable to shareholders, less current maturities	-	5,000
Capital lease obligations, less current maturities	589,386	526,634
Total long term liabilities	1,029,567	660,370

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series A preferred stock, $0.01 par value ; 80,000 shares authorized; 67,224 shares issued and outstanding at June 30, 2007; 43,096 shares issued and outstanding at December 31, 2006	672	431
Common stock, $0.01 par value; 400,000 shares authorized; 110,038 shares issued and outstanding at June 30, 2007; 109,811 shares issued and outstanding at December 31, 2006.	1,100	1,098
Additional paid-in capital	9,343,592	6,449,219
Accumulated deficit	(8,035,718)	(6,047,911)
Total stockholders' equity	1,309,646	402,837

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,011,442	$3,614,303

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

	Q2 2007	Q2 2006	YTD 2007	YTD 2006
REVENUES:
Service and installation revenue	$1,823,378	$557,831	$3,289,569	$1,045,053
Support and other revenue	33,801	54,737	63,985	127,570

Total revenues	1,857,179	612,568	3,353,554	1,172,623

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	853,976	322,438	1,489,854	651,978
Depreciation and amortization	658,937	243,459	1,194,292	460,086
Other general and administrative expense	376,451	125,431	915,273	256,248
Network operating costs	634,328	165,680	988,832	310,926
Marketing and advertising	169,894	72,916	230,635	132,509
Installation expense	74,002	47,764	114,342	57,450
Professional fees	87,101	82,135	110,650	96,986
Stock based compensation	-	-	4,585	-

Total operating costs and expenses	2,854,689	1,059,823	5,048,463	1,966,183

LOSS FROM OPERATIONS	(997,510)	(447,255)	(1,694,909)	(793,560)

OTHER INCOME (EXPENSE):
Interest expense - Net of interest income	(133,061)	(43,464)	(292,899)	(84,429)
Minority interest in income	-	1,386	-	1,115
Total other income (expense)	(133,061)	(42,078)	(292,899)	(83,314)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(1,130,571)	$(489,333)	$(1,987,807)	$(876,874)

Pro Forma EPS (based on 16,203,500 shares)	$(0.07)	$(0.03)	$(0.12)	$(0.05)

Proforma number of shares outstanding	16,203,500	16,203,500	16,203,500	16,203,500

The weighted average shares used in the calculation of net loss per share assumes the consummation of the company’s reverse merger and financing including the shares issued in connection thereof, on August 9, 2007.

NET LOSS RECONCILIATION TO EBITDA
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

	Q2 2007	Q2 2006	YTD 2007	YTD 2006

NET LOSS	$(1,130,571)	$(489,333)	$(1,987,807)	$(876,874)

Add back depreciation, amortization, interest income and interest expense	791,998	286,923	1,487,191	544,515

EBITDA	$(338,573)	$(202,410)	$(500,616)	$(332,359)

EBITDA is a non-GAAP financial measure. EBITDA is defined as operating loss less depreciation, amortization, interest income and interest expense.